Exhibit 99.1

CAMAC ENERGY INC. ENTERS AGREEMENT TO ACQUIRE CONTRACT RIGHTS
LOCATED OFFSHORE NIGERIA

Hartsdale, New York, October 12, 2010: CAMAC Energy Inc. (NYSE Amex: CAK) (the "Company"), a US-based energy company engaged in the development and production of oil and gas in West Africa and China, announced today that it has entered into a binding Heads of Agreement (the "Agreement") with Allied Energy Resources Nigeria Limited and certain of its affiliates ("Allied") to acquire all of Allied’s remaining interest in a Production Sharing Contract (the "PSC") which relates to those certain Oil Mining Leases 120 and 121 ("OML 120" and "OML 121") granted to Allied by the Federal Republic of Nigeria with respect to oil and gas assets offshore of Nigeria (the "Non-Oyo Contract Rights"). The Company previously acquired all of Allied’s interest with respect to the Oyo Field, located in OML 120 (the "Oyo Contract Rights") under the PSC in a transaction that closed in April 2010. Upon consummation of the transaction contemplated under the Agreement, the Company will have acquired Allied’s full interest in the PSC and recombined the Oyo field within OML 120. The transaction is expected to close on or before November 30, 2010 and is subject to certain closing conditions.

The OML 120 block is located directly east of OML 133 (containing the giant Erha Field) and north of OML 121. It covers an area 916.6 sq. km in water depths ranging from 150m to 1000m. Covered by 3D seismic, this block has proven stacked oil and gas reserves in the shallow (Pliocene) part of the Oyo Field located within the OML 120 block, interests in which field the Company acquired from Allied in April 2010.

The OML 121 block is located directly south of the OML 120 block, and covers an area 887 sq. km in water depths ranging from 150m to 1000m. The OML 120 block has proven more than 90 feet of gas in the shallow (Pliocene) part of the Ebolibo-1 in the Ebolibo Field. The Ebolibo-1 well was drilled in late 2008. The deeper Miocene sequences in this block, where promising prospects have been identified nearby, are untested. Potential recoverable reserves in seismically defined prospects are estimated to be in excess of 100 million barrels. Identified crude oil reserves potentials for both OML 120 and the adjoining OML 121 are estimated at over 500 million bbls, with some exciting prospects having been identified in the deeper Miocene interval.

In exchange for the Non-Oyo Contract Rights, the Company has agreed to an option-based de-risking consideration structure, whereby it will pay $5 million in cash to Allied within 15 days of the closing of the transaction, and has the option to elect to retain these contract rights upon payment of additional consideration to Allied upon the occurrence of certain milestones as follows: (i) upon commencement of drilling of the first well outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $5 million, either in cash, or at Allied’s option, in shares of Company Common Stock; (ii) upon discovery of hydrocarbons outside of the Oyo Field under the PSC in sufficient quantities to warrant the commercial development thereof, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $5 million in cash or shares; (iii) upon the approval by the Management Committee of a Field Development Plan with respect to the development of non-Oyo Field areas under the PSC, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied of $20 million in cash or shares; and (iv) upon commencement of commercial hydrocarbon production outside of the Oyo Field under the PSC, the Company may elect to retain the Non-Oyo Contract Rights upon payment to Allied, at Allied’s option of (i) $25 million in shares, or (ii) $25 million in cash through payment of up to 50% of the Company’s net cash flows received from non-Oyo Field production under the PSC. There are no further payments due to Allied after satisfaction of this milestone.

If any of the above milestones are reached and the Company elects not to retain the Non-Oyo Contract Rights at that time, then all of the Non-Oyo Contract Rights will automatically revert back to Allied without any compensation due to the Company and with Allied retaining all consideration paid by the Company to date.

Byron A. Dunn, President and Chief Executive Officer of the Company, said: "The signing of this agreement with the Allied group is the culmination of several months of effort by the Company’s management and Board of Directors, working closely with Allied, to bring to the Company the first of many potential acquisition opportunities. This transaction will change the complexion of the Company’s West African operations to include this exciting resource play in the Gulf of Guinea with prospects estimated at 500 million bbls of potential recoverable oil resources on these two blocks.

Mr. Dunn continued, "The acquisition of the PSC contract rights with respect to the OML 120 and OML 121 blocks represents significant potential value for the Company. These contract rights extend under and well beyond the limits of the currently producing Oyo Field and are equivalent in size to 77 blocks in the Gulf of Mexico. These blocks are in a proven hydrocarbon complex, have stacked reservoirs, including the prolific regional producing Miocene trend, and are completely covered by four recently acquired high resolution 3D seismic surveys.

What is exciting about the OML 120 and OML 121 blocks is that the Oyo Field, which is located in the central portion of OML 120 block, has its main producing reservoirs in younger Pliocene aged, deep water sandstones that have not been found to exist in other nearby fields. The main production from the surrounding nearby giant fields, including the Erha field complex (Esso), the Bosi field (Esso), the Bonga field (Shell), and the Sonam field (Chevron), which collectively represent over 2.5 billion bbls of recoverable oil reserves and over 7 tcf of gas, are from resources found in Miocene aged reservoirs. In addition to production from Pliocene reservoirs, the OML 120 and OML 121 prospects have been identified in the Miocene trend. It is estimated that these Miocene prospects have over 500 million bbls of potential recoverable oil resources. Many of these prospects have been third party independently evaluated and confirmed."

Dr. Kase Lawal, Chairman of the Company, and Chairman and Chief Executive Officer of CAMAC International Corporation and a director of Allied, commented: "This agreement represents a further step in the relationship between CAMAC International Corporation, Allied, and CAMAC Energy, and demonstrates the continued commitment of CAMAC International Corporation and Allied to working with CAMAC Energy to offer it exciting exploration and production opportunities to expand its asset base. We look forward to continuing to participate in CAMAC Energy’s existing and future energy projects, and continuing to be a strategic stakeholder in a company that is positioned for growth based on a sound business plan, responsible corporate governance, and high ethical standards."

For more information on the Company, please visit its website at www.CAMACEnergy.com.

About CAMAC Energy Inc.:

CAMAC Energy Inc. (NYSE Amex: CAK) is a U.S.-based energy company engaged in the development and production of oil and gas. The Company focuses on early cash flow and high-return global energy projects and currently has operations in Nigeria and, through its Pacific Asia Petroleum subsidiaries, in China. The Company's principal assets include interests in the Oyo Oilfield, an offshore oil asset in deepwater Nigeria that started production in December 2009, a 100% interest in the Zijinshan Block gas asset located in the Shanxi Province, China, and the Enhanced Oil Recovery and Production business in Northern China. The Company was founded in 2005 and was formerly known as Pacific Asia Petroleum, Inc. CAMAC Energy Inc. has offices in Hartsdale, New York, Houston, Texas, Beijing, China, and Lagos, Nigeria.

About CAMAC International Corporation:

Founded in 1986 and headquartered in Houston, Texas, CAMAC International Corporation is a privately-held, global energy corporation with interests in the exploration and production of crude oil and natural gas in West Africa and South America energy properties, engineering and consulting services, and crude oil and refined products trading for markets in Africa, Europe, North America and South America. In 2008, CAMAC earned revenues of $2.43 billion.

Cautionary Statement Relevant To Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of CAMAC Energy Inc. (the "Company") and its subsidiaries. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the general ability of CAMAC Energy Inc. to achieve its commercial objectives; the business strategy, plans and objectives of CAMAC Energy Inc. and its subsidiaries; and any other statements of non-historical information. Words such as "anticipates," "expects," "plans," "projects," "believes," "seeks," "estimates," and similar expressions are intended to identify such forward-looking statements. The statements are based upon management’s current expectations, estimates and projections, are not guarantees of future performance, and are subject to a variety of risks, uncertainties and other factors, some of which are beyond CAMAC Energy Inc.’s control and are difficult to predict, including those discussed in CAMAC Energy Inc.'s periodic reports that are filed with the SEC and available on its website (http://www.sec.gov). You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, CAMAC Energy Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

All statements in this press release relating to oil and gas "resources," "prospects" and "potential" are not references to "proved reserves" as defined under applicable SEC regulations, and are not permitted in the Company’s filings with the SEC.

Media Contact:

CAMAC Energy Inc.
Bonnie Tang
PR@camacenergy.com
(713) 364 4114
www.camacenergy.com

Outside Investor Relations Contact:

Liviakis Financial Communications, Inc
John Liviakis
(415) 389-4670
John@Liviakis.com
www.liviakis.com